
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (A) THE
UNAUDITED FINANCIAL STATEMENTS OF GENZYME CORPORATION FOR THE THREE AND NINE
MONTHS ENDED SEPTEMBER 30, 1997 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH (B) FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<EXCHANGE-RATE>                                      1
<CASH>                                         143,943
<SECURITIES>                                    33,494
<RECEIVABLES>                                  119,328
<ALLOWANCES>                                         0
<INVENTORY>                                    146,932
<CURRENT-ASSETS>                               478,273
<PP&E>                                         507,117
<DEPRECIATION>                                 118,118
<TOTAL-ASSETS>                               1,274,656
<CURRENT-LIABILITIES>                          111,018
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           973
<OTHER-SE>                                     985,374
<TOTAL-LIABILITY-AND-EQUITY>                 1,274,656
<SALES>                                        391,890
<TOTAL-REVENUES>                               448,955
<CGS>                                          134,526
<TOTAL-COSTS>                                  170,537
<OTHER-EXPENSES>                               230,182
<LOSS-PROVISION>                                 5,382
<INTEREST-EXPENSE>                               8,543
<INCOME-PRETAX>                                 42,445
<INCOME-TAX>                                    19,252
<INCOME-CONTINUING>                             23,193
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,193
<EPS-PRIMARY>                                     0.90<F1><F2><F3>
<EPS-DILUTED>                                     0.88

<F1>Genzyme Corporation has one class of common stock which currently consists of three series of common stock - Genzyme General Division Common Stock ("GGD Stock"), Genzyme Tissue Repair Division Common Stock ("GTR Stock") and Genzyme Molecular Oncology Division Common Stock ("GMO Stock"). Earnings (loss) per share is reported separately for each series of common stock. Net income per share for GGD Stock has been restated to conform to SFAS 128. Primary and fully diluted net income per share of GGD Stock for the three and nine months ended September 30, 1997 was historically reported as $0.30 and $0.87 per share.
<F2>Net loss attributable to GTR Stock for the three and nine months ended
September 30, 1997, computed to conform to SFAS 128 is the same as net loss per share of GTR Stock for the relevant periods as computed under APB 15 as the inclusion of certain potentially dilutive shares in the dilutive loss per share calculation for each such period would have been anti-dilutive. Net loss attributable to GTR Stock for the three and nine months ended September 30, 1997 was $(0.72) and $(2.47) per share, respectively.
<F3>Net loss attributable to GMO Stock for the three months ended September 30,
1997, computed to conform to SFAS 128 is the same as net loss per share of GMO Stock for the relevant periods as computed under APB 15 as the inclusion of certain potentially dilutive shares in the dilutive loss per share calculation for each such period would have been anti-dilutive. Net loss attributable to GMO for the three months ended September 30, 1997 was $(1.00) per share. Pro forma net loss attributable to GMO Stock for the nine months ended September 30, 1997, computed to conform to SFAS 128 is the same as pro forma net loss per share of GMO Stock for the relevant periods as computed under APB 15 as the inclusion of certain potentially dilutive shares in the pro forma dilutive loss per share calculation for each such period would have been anti-dilutive. Pro forma net loss attributable to GMO for the nine months ended September 30, 1997 was $(3.29) per share.

